                                                                   Exhibit 10.14




                            TRANSITION SERVICES AGREEMENT

         This TRANSITION SERVICES AGREEMENT (this "AGREEMENT") is made as of July 1, 1997, by and between KRAFT FOODS, INC., a Delaware corporation ("SELLER"), and AURORA FOODS INC. (formerly MBW FOODS INC.), a Delaware corporation ("BUYER");

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

         WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of May 7, 1997, by and between Buyer and Seller (as amended, the "ASSET PURCHASE AGREEMENT"), Seller has agreed to sell to Buyer the Assets, and Buyer has agreed to purchase the Assets and to assume the Assumed Liabilities;

         WHEREAS, in connection therewith, Buyer and Seller desire that Seller provide Buyer with certain transition services as set forth herein; and

         WHEREAS, capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Asset Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

         1. TRANSITION SERVICES. During the term of this Agreement as set forth in Section 5 below (the "TRANSITION PERIOD"), Seller shall provide, or cause its affiliates to provide, to Buyer (with respect to the Business) from the date of this Agreement and for the period of time described on ANNEX A attached hereto with respect to each of the services, the services set forth on ANNEX A attached hereto, in the manner and at a relative level of service consistent in all material respects with that provided by Seller or its affiliates to the Business immediately prior to the date hereof. Unless otherwise agreed, such services shall be provided at Vendor Cost. For purposes of this Agreement, "VENDOR COST" means the cost historically allocated to the Business for such service, adjusted to reflect any changes in the nature or level of the services. If no cost has historically been allocated to the Business, then "VENDOR COST" shall be defined as the sum of (i) the total cost of an individual or department of Seller or its affiliates prorated on an equitable basis for time spent on providing the services, and (ii) any other direct out-of-pocket costs incurred by Seller and its affiliates in providing the services. In addition, Buyer shall also pay any amounts that are required to be paid to any licensors of software that is used in connection with the provision of any services hereunder, and any amounts that are required to be paid to any such licensors to obtain the consent of such licensors to provide any of the services hereunder. Subject to the immediately preceding sentence, Seller shall use reasonable efforts to obtain any consents that may be required from such licensors in order to provide any of the services hereunder.

         2. BILLING AND PAYMENT. Buyer shall promptly pay any bills and invoices that it receives from Seller or its affiliates for services provided under or pursuant to this Agreement, subject to receiving, if requested, any appropriate support documentation for such bills and invoices. Such charges may at Seller's option be billed as incurred if the amount involved equals or exceeds $10,000, or, if such charges do not exceed $10,000, at the end of each calendar month during the Transition Period. All invoices shall be paid by wire transfer in accordance with the instructions provided by Seller (in writing to Buyer) not later than ten (10) days following receipt by Buyer of Seller's invoice. Buyer shall not offset any amounts owing to it by Seller or any of Seller's affiliates against amounts payable by Buyer hereunder.

         3. GENERAL INTENT. Seller shall use its reasonable commercial efforts to provide the transition services which are set forth on ANNEX A attached hereto and such other transition assistance as the parties may otherwise agree during the Transition Period at a cost to be mutually agreed. Buyer agrees to use its reasonable commercial efforts to end its need to use such assistance as soon as reasonably possible and (unless the parties otherwise agree) in all events to end such need with respect to each service specified in ANNEX A attached hereto not later than six (6) months from the date hereof, or such shorter period as may be specified in ANNEX A attached hereto for the provision of each such service.

         4. VALIDITY OF DOCUMENTS. The parties hereto shall be entitled to rely upon the genuineness, validity or truthfulness of any document, instrument or other writing presented in connection with this Agreement unless such document, instrument or other writing appears on its face to be fraudulent, false or forged.

         5. TERM OF AGREEMENT. The term of this Agreement shall commence on the date hereof and shall continue (unless sooner terminated pursuant to the terms hereof) for a period of six (6) months, or such shorter period as may be provided in ANNEX A attached hereto with respect to particular services described in ANNEX A attached hereto.

         6. PARTIAL TERMINATION. Any and all of the services provided by Seller and its affiliates hereunder are only terminable earlier than the period specified in ANNEX A attached hereto by Buyer on twenty (20) days' prior written notice to Seller. As soon as reasonably practicable following receipt of any such notice, Seller shall advise Buyer as to whether termination of such service will require the termination or partial termination of, or otherwise affect the provision of, certain other services specified in ANNEX A attached hereto. If such is the case, Buyer may withdraw its termination notice. Otherwise, such termination shall be final.

         7. ASSIGNMENT. Except as set forth below, this Agreement and any rights and obligations hereunder shall not be assignable or transferable by Buyer or Seller (including by operation of law in connection with a merger or sale of stock, or sale of substantially all the assets, of Buyer or Seller) without the prior written consent of the other party and any purported assignment without such consent shall be void and without effect; PROVIDED, HOWEVER, that without the consent of Seller, Buyer may assign its rights hereunder (i) to one or more wholly-owned subsidiaries of Buyer upon written notice of such assignment to Seller, (ii) to Buyer's secured lenders as collateral to secure indebtedness of Buyer, or (iii) in connection with the sale of all or substantially all of the assets of the Business to any unaffiliated third party (regardless of the form of transaction) (it being understood, however, that no such assignment shall limit or otherwise affect Buyer's obligations hereunder).

         8. CONFIDENTIALITY. Each party shall cause each of its affiliates and each of their officers, directors and employees to hold all information relating to the business of the other party disclosed to it by reason of this Agreement confidential and will not disclose any of such information to any party unless legally compelled to disclose such information; PROVIDED, HOWEVER, that to the extent that any of them may become so legally compelled they may only disclose such information if they shall first have used reasonable efforts to, and, if practicable, shall have afforded the other party the opportunity to obtain, an appropriate protective order or other satisfactory assurance of confidential treatment for the information required to be so disclosed.

         9. LIMITATION OF LIABILITY. Seller shall not be liable to Buyer or any third party for any special, punitive, consequential, incidental or exemplary damages (including lost or anticipated revenues or profits relating to the same) arising from any claim relating to this Agreement or any of the services provided hereunder, whether such claim is based on warranty, contract, tort (including negligence or strict liability) or otherwise, even if an authorized representative of Seller is advised of the possibility or likelihood of the same. In addition, Seller shall not be liable to Buyer or any third party for any direct damages arising from any claim relating to this Agreement or any of the services provided hereunder or required to be provided hereunder, except to the extent that such direct damages are caused by the willful misconduct of Seller or its affiliates.

         10. NOTICES. All notices, reports and receipts shall be in writing and shall be deemed duly given on (i) the date of personal or courier delivery;
(ii) the date of transmission by telecopy or other electronic transmission service, provided a confirmation copy is also sent no later than the next business day by postage paid, return receipt requested first-class mail; or
(iii) three (3) business days after the date of deposit in the United States mails, by postage paid, return receipt requested first-class mail, addressed as follows:

         (i)  if to Buyer,

              Aurora Foods Inc.
              445 Hutchinson Avenue, Suite 800
              Columbus, Ohio 43235
              Telecopy No.:  (614) 436-6655
              Attention:  President

    WITH A COPY TO:

              Dartford Partnership, L.L.C.
              456 Montgomery Street, Suite 2200
              San Francisco, California 94133
              Telecopy No.:  (415) 982-3023
              Attention:  Ian Wilson

         (ii) if to Seller,

              Kraft Foods, Inc.
              Three Lakes Drive
              Northfield, Illinois  60093
              Telecopy No. (847) 646-2950
              Attention:  General Counsel

    WITH A COPY TO:

              Kraft Foods, Inc.
              Three Lakes Drive
              Northfield, Illinois  60093
              Telecopy No. (847) 646-4431
              Attention:  Theodore Banks, Associate General Counsel


         Either party may change its address by written notice to the other party in accordance with this Section 10.

         11. MODIFICATION; NONWAIVER. No alleged waiver, modification or amendment to this Agreement or to ANNEX A attached hereto shall be effective against either party hereto, unless in writing, signed by the party against which such waiver, modification or amendment is asserted, and referring specifically to the provision hereof alleged to be waived, modified or amended. The failure or delay of either party to insist upon the other party's strict performance of the provisions in this Agreement or to exercise in any respect any right, power, privilege or remedy provided for under this Agreement shall not operate as a waiver or relinquishment thereof, nor shall any single or partial exercise of any right, power, privilege or remedy preclude other or further exercise thereof, or the exercise of any other right, power, privilege or remedy; PROVIDED, HOWEVER, that the obligations and duties of either party with respect to the performance of any term or condition in this Agreement shall continue in full force and effect.

         12. RELATIONSHIP OF PARTIES. Except as specifically provided herein, none of the parties shall act or represent or hold itself out as having authority to act as an agent or partner of the other parties, or in any way bind or commit the other party to any obligations. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

         13. FORCE MAJEURE. If Seller is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental authority, riot, war, rebellion or other causes beyond the reasonable control of Seller or other acts of God, then upon written notice to

Buyer, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability and Seller shall have no liability to Buyer or any other party in connection therewith. Seller shall make all reasonable efforts to remove such disability within thirty (30) days of giving notice of such disability.

         14. INTERPRETATION. The headings and captions contained in this Agreement and in ANNEX A attached hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word "including" herein shall mean "including without limitation."

         15. COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

         16.  ENTIRE AGREEMENT.  This Agreement and the Asset Purchase
Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

         17. REPRESENTATION BY COUNSEL; INTERPRETATION. Seller and Buyer acknowledge that each of them has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

         18. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and effective under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

         19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         20. ANNEX A. ANNEX A attached hereto and referred to herein is hereby incorporated in and made a part of this Agreement as if set forth in full herein.

         21. ARBITRATION. The parties hereby irrevocably and unconditionally agree that any dispute between them arising out of or relating in any way to this Agreement or the transactions arising hereunder shall be settled exclusively by arbitration in the City of Chicago, Illinois, pursuant to the provisions of Section 30(b) of the Asset Purchase Agreement.

                              *     *     *     *     *

         IN WITNESS WHEREOF, the parties have caused this Transition Services Agreement to be executed by their duly authorized representatives as of the date and year first set forth above.


                             KRAFT FOODS, INC.

                             By: /s/ William J. Eichar
                                -----------------------------------
                             Its:Vice President
                                 ----------------------------------


                             AURORA FOODS INC.
                             (formerly MBW FOODS INC.)

                             By: /s/ James B. Ardrey
                                 ----------------------------------
                             Its:Executive Vice President
                                 ----------------------------------

                           TRANSITION SERVICES AGREEMENT
                       BETWEEN KRAFT (SELLER) AND MBW (BUYER)


  TSA
SECTION          DESCRIPTION                     PERIOD                         COST
-------          -----------                     ------                         ----
I A         SALES SUPPORT

            Retail sales brokerage           July 1997 to          3.0% of net revenue through November;
                                               Dec 1997            1.0% of net revenue in December.
                                                                   Net revenue defined as gross sales less
                                                                   product allowances, cash discounts and
                                                                   unsaleables.

            Foodservice sales               July 1997 to           5.0% of net revenue.
            brokerage                         Dec 1997

            Current file of products,       July 1997 to           No charge.
            payment terms, promotional        Dec 1997
            price programs, sales plans
            for markets, portions of sales
            manuals


I B         MARKETING

            Consult with marketing             up to 5             No charge for service; actual costs of
            management                        man-days             out-of-pocket expenses, e.g., travel

                                            up to 5 add'l          $750 per day, plus actual
                                              man-days             out-of-pocket costs

            Neilsen market data             July 1997 to           $8,550 per month
            (required while using retail      Dec 1997
            sales brokerage services)

            Foodservice--manage promotions  July 1997 to           $5,000 per month
            contracts and bids; coordinate    Dec 1997
            with field sales


I C         SALESFORCE CONSULTATION         July 1997 to           No charge for daily activities.  No charge
                                              Dec 1997             for up to one day per region to meet with
                                                                   MBW and/or MBW's brokers.  $750 per
                                                                   person per day after first day to meet with
                                                                   MBW and/or MBW's brokers

                           TRANSITION SERVICES AGREEMENT
                       BETWEEN KRAFT (SELLER) AND MBW (BUYER)


  TSA
SECTION          DESCRIPTION                    PERIOD                         COST
-------          -----------                    ------                         ----

II A        TRANSACTION PROCESSING

            Order entry, invoicing, credit,     July 1997 to         $120,600 per month
            collections, cash applications,       Dec 1997
            deduction management.  Order
            picking and loading, schedule
            carriers.  Trade and consumer
            promotion management,
            make payments for promo-
            tions and coupons.  Manage
            and process trade claims for
            damages and returns

            Foodservice--managing inventory,    July 1997 to         $2,500 per month
            forecasting sales, managing           Dec 1997
            warehousing


II B        ACCOUNTING SERVICES

            Daily, weekly, monthly sales        July 1997 to         Included in II A above
            reporting.  Monthly reporting         Dec 1997
            of gross and net sales.
            Monthly accounts receivable
            aging. Trade deal accounting

            Monthly financial reporting         July 1997 to         $4,000 per month
                                                  Dec 1997

            Foodservice sales and financial     July 1997 to         $5,500 per month
            reporting, systems support            Dec 1997


                           TRANSITION SERVICES AGREEMENT
                       BETWEEN KRAFT (SELLER) AND MBW (BUYER)


  TSA
SECTION          DESCRIPTION                    PERIOD                         COST
-------          -----------                    ------                         ----

III A       CONSUMER RESPONSE (800#)            July 1997 to         $8.00 per consumer contact
                                                  Dec 1997

            Consumer response historical            None             Not applicable
            data.  MBW does not want this.

III B       INFORMATION SERVICES

            Special requests of                 July 1997 to         $750 per person per day
            information reporting and             Dec 1997
            presentation

            KRAFT PROPRIETARY SOFTWARE
            --------------------------
            Inventory, warehousing,             July 1997 to         No charge
            order management, freight             Dec 1997
            scheduling, freight payment

            THIRD PARTY SOFTWARE
            --------------------
            GEAC--Fixed Assets,                 July 1997 to         $7,000 for the 6-month period
             Accts Pay, Accts Rec                 Dec 1997

            Sterling--Gentran Plus,             July 1997 to         $5,000 for the 6-month period
             Connect Mlbx +                       Dec 1997
                                   (Third party software costs will be the lesser of
                                    Kraft's actual out-of-pocket costs or the above)

n/a         Foodservice technical support--     July 1997 to         $750 per person per day
            specification and packaging           Dec 1997
            changes


                                    NOTE:
         A month is defined as Kraft's accounting month. July, August, October and November are each 4 weeks; September and December are each 5 weeks.  The monthly fees will not be adjusted for the varying lengths of the months.